Exhibit 99.1

Mullen Acquires Battery Pack Production Assets from Romeo Power

Assets purchased for approximately $3.5M; includes equipment, inventory and IP for high volume EV battery pack production

BREA, Calif., Sept. 11, 2023 -- via InvestorWire -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announced the purchase of battery pack production assets from Romeo Power for approximately $3.5M which includes equipment, inventory and intellectual property for high volume EV battery pack and module production.

The Romeo Power assets include production lines for EV pack assembly and precision R&D module and pack development with associated inventory allowing for production of modules and vehicle battery packs. Additionally the purchased assets include, battery testing and validation equipment, computer numerical control (CNC) equipment for battery pack and module enclosure production. The purchase also included all furniture and fixtures.

Establishing internal capabilities for building the Company’s own battery packs and modules reduces reliance on third-party suppliers and lessens the risk associated with supply chain and component shortages. The Romero assets will be transferred to Mullen’s high-voltage facility in Monrovia, CA., enabling the Company to integrate the assets into its existing facility at a lower cost while enhancing the existing battery pack production capabilities.

“Purchasing the Romeo assets is consistent with our battery pack production path and previous announcements for our high voltage facility in Monrovia, CA. Overall, this purchase further enhances our capabilities for battery pack production right here in California and the U.S.”, said David Michery, CEO and chairman of Mullen Automotive.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen I-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the purchase of battery pack production assets will achieve the company’s battery pack production objectives , lessen reliance on third-party suppliers or prove successful to the Company. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:
Mullen Automotive Inc.
+1 (714) 613-1900
www.MullenUSA.com

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